UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

June 22, 2013

Date of Report (Date of Earliest Event Reported)

SUNVAULT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

345 Murray Farm Drive, Suite 9301 Fairview, TX	75069
(Address of principal executive offices)	(Zip Code)

778-484-5159

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2013, Allen Crowley was appointed as a director of the registrant.  There are no arrangements or understandings between Mr. Crowley and any other persons, pursuant to which he was selected as a director.  It has not yet been determined what committees Mr. Crowley will be joining.  There are no transactions between Mr. Crowley and any of the officers or directors of the registrant.  There are no material plans, contracts, or arrangements to which he is a party.

Item 8.01 – Other Items

Recent Press Releases

On July 22, 2013, we issued a press release regarding the appointment of Allen Crowley as a director of the registrant.  The release is furnished as Exhibit 99.1 hereto. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith.

Exhibit 99.1	Press Release dated July 22, 2013, announcing the appointment of Allen Crowley to the registrant’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

July 22, 2013	SUNVAULT ENERGY, INC.

	By:	/s/ John Crawford
John Crawford
Chief Executive Officer